Exhibit 99.1

LAZARD LTD REPORTS

FULL-YEAR AND FOURTH-QUARTER 2019 RESULTS

Record fourth-quarter operating revenue reflecting strength across businesses	Entering 2020 with higher assets under management than 2019 and momentum in M&A activity	Returned $850 million to shareholders in 2019 through dividends and share repurchases

NEW YORK, January 30, 2020 – Lazard Ltd (NYSE: LAZ) today reported annual operating revenue1 of $2,546 million for the year ended December 31, 2019. Net income, as adjusted2, was $385 million, or $3.28 per share (diluted) for the year. Net income on a U.S. GAAP basis for the year was $287 million, or $2.44 per share (diluted).

For the fourth quarter of 2019, net income, as adjusted2, was $105 million, or $0.91 per share (diluted). On a U.S. GAAP basis, net income for the fourth quarter was $77 million, or $0.67 per share (diluted).

“Record fourth-quarter operating revenue reflected strength across our businesses,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “We are in a strong position as we enter 2020, with a global platform that incorporates diverse revenue streams of significant scale, innovative client solutions that drive performance, and growth opportunities in which we continue to invest.”

($ in millions, except per share data and AUM)	Year Ended Dec. 31,			Quarter Ended Dec. 31,
	2019	2018	%’19-’18	2019	2018	%’19-’18
Net Income (loss)
US GAAP	$287	$527	(46)%	$77	$113	(32)%
Per share, diluted	$2.44	$4.06	(40)%	$0.67	$0.89	(25)%
Adjusted[2]	$385	$539	(29)%	$105	$119	(11)%
Per share, diluted	$3.28	$4.16	(21)%	$0.91	$0.94	(3)%
Operating Revenue[1]
Total operating revenue	$2,546	$2,755	(8)%	$708	$685	3%
Financial Advisory	$1,357	$1,506	(10)%	$395	$399	(1)%
Asset Management	$1,159	$1,242	(7)%	$301	$281	7%
AUM ($ in billions)
Period End	$248	$215	15%
Average	$234	$241	(3)%	$238	$225	6%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 6 of this release. A reconciliation to U.S. GAAP is on page 14-15.

OPERATING REVENUE

Operating revenue1 was $2,546 million for 2019, 8% lower than 2018. Fourth-quarter 2019 operating revenue was a record $708 million, 3% higher than the fourth quarter of 2018.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

For the full year of 2019, Financial Advisory operating revenue was $1,357 million, 10% lower than 2018. The decrease primarily reflected lower M&A completions compared to a record level in 2018.

For the fourth quarter of 2019, Financial Advisory operating revenue was $395 million, 1% lower than the fourth quarter of 2018.

During and since the fourth quarter of 2019, Lazard has been engaged in significant and complex M&A transactions and other advisory assignments globally, including the following (clients are in italics): Special Committee of the Board of CBS on CBS’s $48 billion merger with Viacom; Exor in the $30.7 billion merger of Fiat Chrysler Automobiles with Peugeot; The Supervisory Board of Takeaway.com on the company’s €12.5 billion combination with Just Eat; a consortium consisting of KIRKBI, Blackstone and CPPIB in its recommended acquisition of Merlin Entertainments, valuing Merlin at £5.9 billion; Visa’s $5.3 billion acquisition of Plaid; Special Committee of the Board of VMware on VMware’s $2.7 billion acquisition of Pivotal Software; Intel’s $2.0 billion acquisition of Habana Labs; Genworth Financial’s CAD 2.4 billion sale of its stake in Genworth MI Canada to Brookfield; Tilt Renewable’s AUD 1.1 billion sale of Snowtown 2 wind farm to Palisade Investment Partners and First State Super; American Express in American Express Global Business Travel’s equity recapitalization with new, long-term investors; and Iliad’s sale to Cellnex of 70% of Iliad TowerCo and the entire capital of Iliad Italia TowerCo.

During and since the fourth quarter of 2019, we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors or creditors, including roles involving: Forever 21; General Ore International; Global Cloud Xchange; PG&E; Premier Oil; Tubos Reunidos; and Weatherford International.

Our Capital and Shareholder Advisory practices remain active globally, advising on a broad range of public and private assignments. Our Sovereign Advisory practice continues to be active advising governments, sovereign and sub-sovereign entities across developed and emerging markets.

For a list of publicly announced Financial Advisory transactions on which Lazard advised in the fourth quarter of 2019, or continued to advise or completed since December 31, 2019, please visit our website at www.lazard.com/businesses/transactions.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

For the full year of 2019, Asset Management operating revenue was $1,159 million, 7% lower than 2018. For the fourth quarter of 2019, Asset Management operating revenue was $301 million, 7% higher than the fourth quarter of 2018.

Management fees and other revenue was $1,137 million for full-year 2019, 7% lower than 2018. For the fourth quarter of 2019, management fees and other revenue was $287 million, 2% higher than the fourth quarter of 2018, and 2% higher than the third quarter of 2019.

Average assets under management (AUM) for full-year 2019 was $234 billion, 3% lower than 2018. Average AUM for the fourth quarter of 2019 was $238 billion, 6% higher than the fourth quarter of 2018, and 2% higher than the third quarter of 2019.

AUM as of December 31, 2019 was $248 billion, up 15% from December 31, 2018, and up 7% from September 30, 2019. The sequential increase from September 30, 2019 was driven by market appreciation of $13 billion, foreign exchange appreciation of $4 billion, and net inflows of $519 million.

For the full year of 2019, incentive fees were $21 million, the same as $21 million for 2018. For the fourth quarter of 2019, incentive fees were $14 million, compared to $1 million for the fourth quarter of 2018.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

Adjusted compensation and benefits expense1 for 2019 was $1,464 million, 3% lower than 2018, with a consistent deferral policy. The corresponding adjusted compensation ratio1 was 57.5% for 2019, compared to 55.1% for 2018.

Awarded compensation expense1 for 2019 was $1,469 million, 4% lower than 2018. The corresponding awarded compensation ratio1 was 57.7% for 2019, compared to 55.8% for 2018.

We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for 2019 was $499 million, 3% higher than 2018. The ratio of non-compensation expense to operating revenue1 was 19.6% for 2019, compared to 17.6% for 2018.

Adjusted non-compensation expense1 for the fourth quarter of 2019 was $130 million, 9% lower than the fourth quarter of 2018. The ratio of non-compensation expense to operating revenue1 was 18.3% for the fourth quarter of 2019, compared to 20.8% for the fourth quarter of 2018.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1, was $122 million for full-year 2019 and $44 million for the fourth quarter of 2019. The effective tax rate on the same basis was 24.1% for full-year 2019, compared to 22.7% for full-year 2018.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

In 2019, Lazard returned $850 million to shareholders, which included: $255 million in dividends; $495 million in share repurchases of our Class A common stock; and $100 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

During 2019, we repurchased 13.7 million shares of our Class A common stock for an average price of $36.18 per share. This included the repurchase of 1.7 million shares in the fourth quarter at an average price of $37.28 per share. In line with our objectives, these repurchases more than offset the potential dilution from our 2018 year-end equity-based compensation awards (net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuances), which were granted at an average price of $37.69 per share. As of January 24, 2020, our remaining share repurchase authorization is $379 million.

On January 29, 2020, Lazard declared a quarterly dividend of $0.47 per share on its outstanding common stock. The dividend is payable on February 28, 2020, to stockholders of record on February 18, 2020.

Lazard’s financial position remains strong. As of December 31, 2019, our cash and cash equivalents were $1,232 million, and stockholders’ equity related to Lazard’s interests was $610 million.

***

CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EST on January 30, 2020, to discuss the company’s financial results for the full year and fourth quarter of 2019. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (888) 394-8218 (U.S. and Canada) or +1 (323) 701-0225 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EST on January 30, 2020, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 6868932.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from more than 40 cities and 25 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

***

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites, Lazard’s Twitter account (twitter.com/Lazard) and other social media sites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

***

ENDNOTES

[1]

A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

[2]

Adjusted results[1] for the fourth-quarter and twelve months of 2019 exclude the following items on a pre-tax basis: (i) $16.4 million and $67.8 million, respectively, of costs associated with a business realignment that included employee reductions and the closing of subscale offices and investment strategies; (ii) $4.2 million and $17.4 million, respectively, of costs associated with the implementation of a new Enterprise Resource Planning (ERP) system; (iii) $6.8 million relating to a first quarter debt refinancing by Lazard Ltd’s subsidiary Lazard Group LLC; (iv) $9.6 million and $17.2 million, respectively, of acquisition-related costs, primarily reflecting changes in fair value of contingent consideration associated with certain business acquisitions; (v) $0.1 million $12.1 million, respectively, of private equity investment adjustments; (vi) $3.6 million and $4.7 million, respectively, of costs related to office space reorganization; and (vii) $0.5 million in the fourth quarter and full year relating to the reduction of our Tax Receivable Agreement (TRA) obligation. On a U.S. GAAP basis, these items resulted in a net charge of $28 million, or $0.25 (diluted) per share, for the fourth quarter, and a net charge of $98 million, or $0.85 (diluted) per share, for the full year of 2019.

LAZ-EPE

###

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	December 31, 2019	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018
Total revenue	$743,406	$611,073	$704,300	22%	6%
Interest expense	(22,065)	(20,005)	(17,065)

Net revenue	721,341	591,068	687,235	22%	5%
Operating expenses:
Compensation and benefits	427,308	391,363	349,542	9%	22%
Occupancy and equipment	34,045	29,856	32,781
Marketing and business development	30,947	27,318	32,889
Technology and information services	38,783	34,076	37,520
Professional services	23,386	15,105	18,851
Fund administration and outsourced services	28,201	28,425	29,805
Amortization and other acquisition-related costs (benefits)	9,876	1,022	(2,429)
Other	10,321	11,530	38,454

Subtotal	175,559	147,332	187,871	19%	(7%)

Benefit pursuant to tax receivable agreement	(503)	—	(6,495)

Operating expenses	602,364	538,695	530,918	12%	13%

Operating income	118,977	52,373	156,317	NM	(24%)
Provision for income taxes	39,446	4,177	42,633	NM	(7%)

Net income	79,531	48,196	113,684	65%	(30%)
Net income attributable to noncontrolling interests	2,554	1,492	288

Net income attributable to Lazard Ltd	$76,977	$46,704	$113,396	65%	(32%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	107,548,260	109,285,727	116,333,243	(2%)	(8%)
Diluted	113,442,101	113,881,690	126,819,190	(0%)	(11%)
Net income per share:
Basic	$0.70	$0.42	$0.97	67%	(28%)
Diluted	$0.67	$0.40	$0.89	68%	(25%)

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Year Ended
($ in thousands, except per share data)	December 31, 2019	December 31, 2018	% Change
Total revenue	$2,666,958	$2,884,833	(8%)
Interest expense	(80,185)	(58,481)

Net revenue	2,586,773	2,826,352	(8%)
Operating expenses:
Compensation and benefits	1,563,395	1,514,735	3%
Occupancy and equipment	123,149	121,107
Marketing and business development	115,033	108,644
Technology and information services	143,739	139,693
Professional services	71,852	61,349
Fund administration and outsourced services	114,049	132,964
Amortization and other acquisition-related costs (benefits)	19,410	(15,897)
Other	43,951	89,486

Subtotal	631,183	637,346	(1%)

Benefit pursuant to tax receivable agreement	(503)	(6,495)

Operating expenses	2,194,075	2,145,586	2%

Operating income	392,698	680,766	(42%)
Provision for income taxes	94,982	148,317	(36%)

Net income	297,716	532,449	(44%)
Net income attributable to noncontrolling interests	11,216	5,324

Net income attributable to Lazard Ltd	$286,500	$527,125	(46%)

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	110,189,862	119,006,531	(7%)
Diluted	116,079,806	129,767,592	(11%)
Net income per share:
Basic	$2.57	$4.43	(42%)
Diluted	$2.44	$4.06	(40%)

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$1,231,593	$1,246,537
Deposits with banks and short-term investments	1,180,686	1,006,969
Cash deposited with clearing organizations and other segregated cash	43,280	38,379
Receivables	663,138	685,534
Investments	531,995	575,148
Goodwill and other intangible assets	373,594	375,318
Operating lease right-of-use assets	551,504	—
Deferred tax assets	611,570	597,776
Other assets	477,042	471,580

Total Assets	$5,664,402	$4,997,241

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,246,200	$1,154,207
Accrued compensation and benefits	602,777	585,484
Senior debt	1,679,562	1,434,260
Tax receivable agreement obligation	247,344	270,640
Operating lease liabilities	644,345	—
Other liabilities	562,600	582,557

Total liabilities	4,982,828	4,027,148
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,128	1,298
Additional paid-in capital	41,020	750,692
Retained earnings	1,193,570	1,195,563
Accumulated other comprehensive loss, net of tax	(293,648)	(273,818)

Subtotal	942,070	1,673,735
Class A common stock held by subsidiaries, at cost	(332,079)	(756,884)

Total Lazard Ltd stockholders’ equity	609,991	916,851
Noncontrolling interests	71,583	53,242

Total stockholders’ equity	681,574	970,093

Total liabilities and stockholders’ equity	$5,664,402	$4,997,241

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	December 31, 2019	September 30, 2019	December 31, 2018	September 30, 2019	December 31, 2018
Revenues:
Financial Advisory	$394,689	$303,901	$398,581	30%	(1%)
Asset Management	301,046	282,596	280,750	7%	7%
Corporate	12,275	1,765	5,204	NM	NM

Operating revenue (b)	$708,010	$588,262	$684,535	20%	3%

Expenses:
Adjusted compensation and benefits expense (c)	$407,106	$338,250	$361,434	20%	13%

Ratio of adjusted compensation to operating revenue	57.5%	57.5%	52.8%
Non-compensation expense (d)	$129,615	$125,185	$142,239	4%	(9%)

Ratio of non-compensation to operating revenue	18.3%	21.3%	20.8%
Earnings:
Earnings from operations (e)	$171,289	$124,827	$180,862	37%	(5%)

Operating margin (f)	24.2%	21.2%	26.4%
Adjusted net income (g)	$105,268	$88,260	$118,878	19%	(11%)

Diluted adjusted net income per share	$0.91	$0.76	$0.94	20%	(3%)

Diluted weighted average shares (h)	115,522,380	115,513,679	126,819,190	0%	(9%)
Effective tax rate (i)	29.7%	16.6%	27.8%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Year Ended
($ in thousands, except per share data)	December 31, 2019	December 31, 2018	% Change
Revenues:
Financial Advisory	$1,357,398	$1,506,212	(10%)
Asset Management	1,158,645	1,241,541	(7%)
Corporate	29,919	7,029	NM

Operating revenue (b)	$2,545,962	$2,754,782	(8%)

Expenses:
Adjusted compensation and benefits expense (c)	$1,463,928	$1,516,632	(3%)

Ratio of adjusted compensation to operating revenue	57.5%	55.1%
Non-compensation expense (d)	$498,551	$484,131	3%

Ratio of non-compensation to operating revenue	19.6%	17.6%
Earnings:
Earnings from operations (e)	$583,483	$754,019	(23%)

Operating margin (f)	22.9%	27.4%
Adjusted net income (g)	$384,811	$539,237	(29%)

Diluted adjusted net income per share	$3.28	$4.16	(21%)

Diluted weighted average shares (h)	117,348,401	129,767,592	(10%)
Effective tax rate (i)	24.1%	22.7%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

COMPENSATION AND BENEFITS - ANALYSIS

(unaudited)

($ in millions except share price)

	2012	2013	2014	2015	2016	2017	2018	2019
ADJUSTED U.S. GAAP BASIS (c)
Base salary	$353.2	$339.3	$354.0	$355.8	$372.7	$404.9	$431.9	$446.9
Benefits and other	162.6	191.2	215.6	228.3	201.9	243.4	263.6	258.3
Cash incentive compensation	367.2	368.5	432.9	413.9	398.3	465.5	445.5	390.8

Total cash compensation, benefits and other	883.0	899.0	1,002.5	998.0	972.9	1,113.8	1,141.0	1,096.0
Amortization of deferred incentive awards	334.8	297.6	299.2	320.8	352.4	367.3	375.6	367.9

Compensation and benefits - Adjusted U.S. GAAP basis (j)	$1,217.8	$1,196.6	$1,301.7	$1,318.8	$1,325.3	$1,481.1	$1,516.6	$1,463.9

% of Operating Revenue	61.8%	58.8%	55.6%	55.4%	56.5%	55.8%	55.1%	57.5%
AWARDED BASIS
Total cash compensation and benefits (per above)	$883.0	$899.0	$1,002.5	$998.0	$972.9	$1,113.8	$1,141.0	$1,096.0
Deferred year-end incentive awards	272.4	291.0	325.2	336.1	342.4	351.0	377.8	361.3

Compensation and benefits before sign-on and other special deferred incentive awards	1,155.4	1,190.0	1,327.7	1,334.1	1,315.3	1,464.8	1,518.8	1,457.3
Sign-on and other special deferred incentive awards (k)	42.1	22.1	14.2	26.4	29.9	36.2	45.7	37.6

Total Compensation and benefits - Notional	1,197.5	1,212.1	1,341.9	1,360.5	1,345.2	1,501.0	1,564.5	1,494.9
Adjustment for actual/estimated forfeitures (l)	(27.4)	(27.3)	(25.4)	(27.2)	(27.9)	(25.3)	(27.5)	(25.9)

Compensation and benefits - Awarded (m)	$1,170.1	$1,184.8	$1,316.5	$1,333.3	$1,317.3	$1,475.7	$1,537.0	$1,469.0

% of Operating Revenue - Awarded Basis (m)	59.4%	58.2%	56.3%	56.0%	56.2%	55.6%	55.8%	57.7%
Memo:
Total value of deferred equity-based year end incentive awards	$183.3	$180.9	$219.0	$267.7	$234.8	$216.4	$253.8	TBD
Equity-based year end awards - share equivalents (‘000)	4,929	4,146	4,329	7,778	5,395	3,850	6,735	TBD
Price at issuance	$37.19	$43.62	$50.60	$34.42	$43.43	$56.22	$37.69	TBD
Deferred compensation awards ratio (n)	23.6%	24.5%	24.5%	25.2%	26.0%	24.0%	24.9%	24.8%

Operating revenue	$1,970.8	$2,034.3	$2,340.2	$2,380.1	$2,344.3	$2,654.5	$2,754.8	$2,546.0

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	December 31, 2019	September 30, 2019	December 31, 2018	Qtr to Qtr	YTD
Equity:
Emerging Markets	$40,612	$38,385	$41,899	5.8%	(3.1%)
Global	49,759	46,539	41,490	6.9%	19.9%
Local	48,985	40,706	36,020	20.3%	36.0%
Multi-Regional	66,185	62,825	57,589	5.3%	14.9%

Total Equity	205,541	188,455	176,998	9.1%	16.1%
Fixed Income:
Emerging Markets	14,387	14,738	14,980	(2.4%)	(4.0%)
Global	9,233	8,433	4,851	9.5%	90.3%
Local	5,450	5,818	6,113	(6.3%)	(10.8%)
Multi-Regional	9,193	8,733	6,994	5.3%	31.4%

Total Fixed Income	38,263	37,722	32,938	1.4%	16.2%
Alternative Investments	2,149	2,347	2,430	(8.4%)	(11.6%)
Private Equity	1,385	1,387	1,469	(0.1%)	(5.7%)
Cash Management	901	963	899	(6.4%)	0.2%

Total AUM	$248,239	$230,874	$214,734	7.5%	15.6%

	Three Months Ended December 31,			Year Ended December 31,
	2019	2018		2019	2018
AUM - Beginning of Period	$230,874	$240,087		$214,734	$249,459
Net Flows	519	(3,171)		(9,074)	(4,898)
Market and foreign exchange appreciation (depreciation)	16,846	(22,182)		42,579	(29,827)

AUM - End of Period	$248,239	$214,734		$248,239	$214,734

Average AUM	$238,197	$224,697		$234,374	$241,247

% Change in average AUM	6.0%			(2.8%)

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in thousands, except per share data)	2019	2019	2018	2019	2018
Operating Revenue
Net revenue - U.S. GAAP Basis	$721,341	$591,068	$687,235	$2,586,773	$2,826,352
Adjustments:
Revenue related to noncontrolling interests (o)	(5,172)	(4,164)	(3,436)	(23,426)	(18,787)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	(9,539)	(1,764)	15,798	(31,657)	14,086
Distribution fees, reimbursable deal costs and bad debt expense (p)	(22,930)	(15,413)	(30,883)	(76,032)	(120,995)
Private Equity investment adjustment (q)	108	—	—	12,056	—
Interest expense	20,475	18,535	15,821	74,521	54,126
Losses associated with business realignment (r)	3,727	—	—	3,727	—

Operating revenue, as adjusted (b)	$708,010	$588,262	$684,535	$2,545,962	$2,754,782

Compensation and Benefits Expense
Compensation and benefits expense - U.S. GAAP Basis	$427,308	$391,363	$349,542	$1,563,395	$1,514,735
Adjustments:
Expenses associated with business realignment (r)	(7,516)	(49,119)	—	(56,635)	—
Expenses associated with ERP system implementation (s)	—	—	(1,190)	—	(1,190)
(Charges) credits pertaining to LFI and other similar arrangements	(9,539)	(1,764)	15,798	(31,657)	14,086
Compensation related to noncontrolling interests (o)	(3,147)	(2,230)	(2,716)	(11,175)	(10,999)

Compensation and benefits expense, as adjusted (c)	$407,106	$338,250	$361,434	$1,463,928	$1,516,632

Non-Compensation Expense
Non-compensation expense - Subtotal - U.S. GAAP Basis	$175,559	$147,332	$187,871	$631,183	$637,346
Adjustments:
Expenses associated with business realignment (r)	(5,112)	(1,810)	—	(6,922)	—
Expenses associated with ERP system implementation (s)	(4,166)	(2,362)	(7,006)	(17,359)	(27,495)
(Expenses) benefits related to office space reorganization (t)	(3,568)	(1,143)	80	(4,711)	(2,345)
Distribution fees, reimbursable deal costs and bad debt expense (p)	(22,930)	(15,413)	(30,883)	(76,032)	(120,995)
Amortization and other acquisition-related (costs) benefits (u)	(9,876)	(1,022)	2,429	(19,410)	15,897
Charges pertaining to Senior Debt refinancing (v)	—	—	—	(6,505)	(6,523)
Expenses associated with Lazard Foundation (w)	—	—	(10,000)	—	(10,000)
Non-compensation expense related to noncontrolling interests (o)	(292)	(397)	(252)	(1,693)	(1,754)

Non-compensation expense, as adjusted (d)	$129,615	$125,185	$142,239	$498,551	$484,131

Pre-Tax Income and Earnings From Operations
Operating Income - U.S. GAAP Basis	$118,977	$52,373	$156,317	$392,698	$680,766
Adjustments:
Reduction of tax receivable agreement obligation (“TRA”)	(503)	—	(6,495)	(503)	(6,495)
Expenses associated with business realignment (r)	16,355	51,454	—	67,809	—
Expenses associated with ERP system implementation (s)	4,166	2,362	8,196	17,359	28,685
Expenses (benefits) related to office space reorganization (t)	3,568	1,143	(80)	4,711	2,345
Acquisition-related costs (benefits) (u)	9,594	(74)	(2,912)	17,171	(18,932)
Private Equity investment adjustment (q)	108	—	—	12,056	—
Charges pertaining to Senior Debt refinancing (v)	—	—	—	6,805	6,818
Expenses associated with Lazard Foundation (w)	—	—	10,000	—	10,000
Net income related to noncontrolling interests (o)	(2,554)	(1,492)	(288)	(11,216)	(5,324)

Pre-tax income, as adjusted	149,711	105,766	164,738	506,890	697,863
Interest expense	20,474	18,535	15,821	74,220	53,831
Amortization (LAZ only)	1,104	526	303	2,373	2,325

Earnings from operations, as adjusted (e)	$171,289	$124,827	$180,862	$583,483	$754,019

Net Income attributable to Lazard Ltd
Net income attributable to Lazard Ltd - U.S. GAAP Basis	$76,977	$46,704	$113,396	$286,500	$527,125
Adjustments:
Reduction of tax receivable agreement obligation (“TRA”)	(503)	—	(6,495)	(503)	(6,495)
Expenses associated with business realignment (r)	16,355	51,454	—	67,809	—
Expenses associated with ERP system implementation (s)	4,166	2,362	8,196	17,359	28,685
Expenses (benefits) related to office space reorganization (t)	3,568	1,143	(80)	4,711	2,345
Acquisition-related costs (benefits) (u)	9,594	(74)	(2,912)	17,171	(18,932)
Private Equity investment adjustment (q)	108	—	—	12,056	—
Charges pertaining to Senior Debt refinancing (v)	—	—	—	6,805	6,818
Expenses associated with Lazard Foundation (w)	—	—	10,000	—	10,000
Tax benefit allocated to adjustments	(4,997)	(13,329)	(3,227)	(27,097)	(10,309)

Net income, as adjusted (g)	$105,268	$88,260	$118,878	$384,811	$539,237

Diluted Weighted Average Shares Outstanding
Diluted Weighted Average Shares Outstanding - U.S. GAAP Basis	113,442,101	113,881,690	126,819,190	116,079,806	129,767,592
Adjustment: participating securities	2,080,279	1,631,989	—	1,268,595	—

Diluted Weighted Average Shares Outstanding, as adjusted (h)	115,522,380	115,513,679	126,819,190	117,348,401	129,767,592
Diluted net income per share:
U.S. GAAP Basis	$0.67	$0.40	$0.89	$2.44	$4.06
Non-GAAP Basis, as adjusted	$0.91	$0.76	$0.94	$3.28	$4.16

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

RECONCILIATION OF NON-COMPENSATION U.S. GAAP TO ADJUSTED (a)

(unaudited )

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
($ in thousands)	2019	2019	2018	2019	2018
Non-compensation expense - U.S. GAAP Basis:
Occupancy and equipment	$34,045	$29,856	$32,781	$123,149	$121,107
Marketing and business development	30,947	27,318	32,889	115,033	108,644
Technology and information services	38,783	34,076	37,520	143,739	139,693
Professional services	23,386	15,105	18,851	71,852	61,349
Fund administration and outsourced services	28,201	28,425	29,805	114,049	132,964
Amortization and other acquisition-related costs (benefits)	9,876	1,022	(2,429)	19,410	(15,897)
Other	10,321	11,530	38,454	43,951	89,486

Non-compensation expense - Subtotal - U.S. GAAP Basis	$175,559	$147,332	$187,871	$631,183	$637,346

Non-compensation expense - Adjustments:
Occupancy and equipment (o) (r) (t)	($3,925)	($1,195)	($181)	($5,178)	($2,615)
Marketing and business development (o) (p) (r) (s)	(3,908)	(3,005)	(4,675)	(16,810)	(17,881)
Technology and information services (o) (p) (r) (s)	(4,426)	(2,396)	(6,434)	(17,525)	(26,297)
Professional services (o) (p) (r) (s) (t)	(3,825)	(1,392)	(1,831)	(8,672)	(5,526)
Fund administration and outsourced services (p)	(13,756)	(13,329)	(15,565)	(55,543)	(71,677)
Amortization and other acquisition-related costs (benefits) (r) (u)	(9,876)	(1,022)	2,429	(19,410)	15,897
Other (o) (p) (r) (s) (t) (v) (w)	(6,228)	192	(19,375)	(9,494)	(45,116)

Subtotal Non-compensation adjustments	($45,944)	($22,147)	($45,632)	($132,632)	($153,215)

Non-compensation expense, as adjusted:
Occupancy and equipment	$30,120	$28,661	$32,600	117,971	$118,492
Marketing and business development	27,039	24,313	28,214	98,223	90,763
Technology and information services	34,357	31,680	31,086	126,214	113,396
Professional services	19,561	13,713	17,020	63,180	55,823
Fund administration and outsourced services	14,445	15,096	14,240	58,506	61,287
Amortization and other acquisition-related costs	—	—	—	—	—
Other	4,093	11,722	19,079	34,457	44,370

Non-compensation expense, as adjusted (d)	$129,615	$125,185	$142,239	$498,551	$484,131

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

See Notes to Financial Schedules

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-U.S. GAAP (“non-GAAP”) measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (o) below), (ii) (gains)/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) revenue related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (p) below), (iv) for the three and twelve month periods ended December 31, 2019, private equity investment adjustment (see (q) below), (v) interest expense primarily related to corporate financing activities, (vi) excess interest expense pertaining to Senior Debt refinancing (see (v) below), and (vii) for the three and twelve month periods ended December 31, 2019, losses associated with business realignment (see (r) below).

(c)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2019 and for the three month period ended September 30, 2019, expenses associated with business realignment plan (see (r) below), (ii) for the three and twelve month periods ended December 31, 2018, expenses associated with ERP system implementation (see (s) below), (iii) (charges)/credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (iv) compensation and benefits related to noncontrolling interests (see (o) below).

(d)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2019 and for the three month period ended September 30, 2019, expenses associated with business realignment plan (see (r) below), (ii) expenses associated with ERP system implementation (see (s) below), (iii) (expenses) benefits related to office space reorganization (see (t) below), (iv) expenses related to distribution fees and reimbursable deal costs in accordance with the revenue recognition guidance and bad debt expense (see (p) below), (v) amortization and other acquisition-related (costs) benefits (see (u) below), (vi) for the twelve month periods ended December 31, 2019 and December 31, 2018, charges pertaining to Senior Debt refinancing (see (v) below), (vii) for the three and twelve month periods ended December 31, 2018, expenses associated with Lazard Foundation (see (w) below), and (viii) expenses related to noncontrolling interests (see (o) below).

(e)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2019 and December 31, 2018, a benefit relating to the reduction in our Tax Receivable Agreement obligation, (ii) for the three and twelve month periods ended December 31, 2019 and for the three month period ended September 30, 2019, expenses associated with business realignment plan (see (r) below), (iii) expenses associated with ERP system implementation (see (s) below), (iv) (expenses) benefits related to office space reorganization (see (t) below), (v) amortization and other acquisition-related costs (benefits) (see (u) below), (vi) for the three and twelve month periods ended December 31, 2019, private equity investment adjustment (see (q) below), (vii) for the twelve month periods ended December 31, 2019 and December 31, 2018, charges pertaining to Senior Debt refinancing (see (v) below), (viii) for the three and twelve month periods ended December 31, 2018, expenses associated with Lazard Foundation (see (w) below), (ix) net revenue and expenses related to noncontrolling interests (see (o) below), and (x) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.
(g)

A non-GAAP measure which excludes (i) for the three and twelve month periods ended December 31, 2019 and December 31, 2018, a benefit relating to the reduction in our Tax Receivable Agreement obligation, (ii) for the three and twelve month periods ended December 31, 2019 and for the three month period ended September 30, 2019, expenses associated with business realignment plan (see (r) below), (iii) expenses associated with ERP system implementation (see (s) below), (iv) expenses (benefits) related to office space reorganization (see (t) below), (v) amortization and other acquisition-related costs (benefits) (see (u) below), (vi) for the three and twelve month periods ended December 31, 2019, private equity investment adjustment (see (q) below), (vii) for the twelve month periods ended December 31, 2019 and December 31, 2018, charges pertaining to Senior Debt refinancing (see (v) below), and (viii) for the three and twelve month periods ended December 31, 2018, expenses associated with Lazard Foundation (see (w) below), net of tax benefits.

(h)

A non-GAAP measure which includes for the three and twelve month periods ended December 31, 2019 and for the three month period ended September 30, 2019, units of the newly established long-term incentive compensation program consisting of profits interest participation rights, which are equity incentive awards that, subject to certain conditions, may be exchanged for shares of our Class A common stock. Profits interest participation rights and other participating securities are excluded from the computation of outstanding stock equivalents for U.S. GAAP net income per share.

(i)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $44,442, $17,507 and $45,860 for the three month periods ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively, $122,079 and $158,627 for the twelve month periods ended December 31, 2019 and 2018, respectively, and the denominator of which is pre-tax income of $149,711, $105,766 and $164,738 for the three month periods ended December 31, 2019, September 30, 2019 and December 31, 2018, respectively, $506,890 and $697,863 for the twelve month periods ended December 31, 2019 and 2018, respectively.

(j)	A reconciliation of U.S. GAAP compensation and benefits expense to compensation and benefits expense, as adjusted:

	Year Ended December 31,
($ in thousands)	2012	2013	2014	2015	2016	2017	2018	2019
Compensation & benefits expense - U.S. GAAP Basis	$1,351,129	$1,278,534	$1,313,606	$1,319,746	$1,340,543	$1,512,873	$1,514,735	$1,563,395
Adjustments:
Charges associated with business realignment (r)	—	—	—	—	—	—	—	(56,635)
Charges pertaining to ERP system implementation (s)	—	—	—	—	—	—	(1,190)	—
Charges pertaining to cost saving initiatives	(99,987)	(51,399)	—	—	—	—	—	—
Charges pertaining to staff reductions	(21,754)	—	—	—	—	—	—	—
(Charges) credits pertaining to LFI and other similar arrangements comp. liability	(7,557)	(14,099)	(7,326)	3,827	(3,318)	(23,526)	14,086	(31,657)
Charges pertaining to Private Equity incentive compensation	—	(12,203)	—	—	—	—	—	—
Compensation related to noncontrolling interests (o)	(4,040)	(4,232)	(4,567)	(4,776)	(11,900)	(8,285)	(10,999)	(11,175)

Compensation & benefits expense, as adjusted	$1,217,791	$1,196,601	$1,301,713	$1,318,797	$1,325,325	$1,481,062	$1,516,632	$1,463,928

(k)	Special deferred incentive awards are granted outside the year end compensation process and include grants to new hires, retention awards, and performance units earned under PRSU grants.
(l)

Under U.S. GAAP, an estimate is made for future forfeitures of the deferred portion of such awards. This estimate is based on both historical experience and future expectations. The result reflects the cost associated with awards that are expected to vest. This calculation is undertaken in order to present awarded compensation on a similar basis to GAAP compensation. Amounts for 2012-2015 represent actual forfeiture experience. The 2016-2019 amounts represent estimated forfeitures.

(m)

Awarded Compensation and Benefits was restated in 2017 to eliminate the year-end foreign exchange adjustment to better align awarded compensation with revenue. The impact of the change is not material.

(n)

Deferred compensation awards ratio is deferred year-end incentive awards, divided by total awarded compensation excluding sign-on and other special deferred incentive awards and actual/estimated forfeitures.

(o)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure.
(p)

Represents certain distribution fees and reimbursable deal costs paid to third parties for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(q)	Represents write-down of private equity investment to potential transaction value.
(r)	Represents expenses and losses associated with a business realignment which included employee reductions and the closing of subscale offices and investment strategies.
(s)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.
(t)	Represents incremental rent expense related to office space reorganization.
(u)	Primarily represents the change in fair value of the contingent consideration associated with certain business acquisitions.
(v)

In 2019, the company incurred charges related to the extinguishment of the remaining 4.25% Senior Notes maturing in November 2020. $168 million of the 2020 Notes were redeemed in March 2019 and the remaining $82 million have been redeemed in April 2019. The charges include a pre-tax loss on the extinguishment of $6.5 million and excess interest expense of $0.3 million (due to the period of time between the issuance of the 2029 notes and the settlement of the 2020 notes). In 2018, the company incurred charges related to the extinguishment of $250 million of the $500 million 4.25% Senior Notes maturing in November 2020 and the issuance of $500 million of 4.50% notes maturing in September 2028. The charges include a pre-tax loss on the extinguishment of $6.5 million and excess interest expense of $0.3 million (due to the period of time between the issuance of the 2028 notes and the settlement of the 2020 notes).

(w)	Represents expenses associated with the Lazard Foundation unconditional commitment.

NM Not meaningful

TBD To be determined